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                                                                Exhibit (a)(iii)



                      NOTICE OF RESCISSION OF ACCELERATION

THIS NOTICE OF RESCISSION OF ACCELERATION IS SOLICITED BY THE MANAGEMENT AND BOARD OF DIRECTORS OF COMPREHENSIVE CARE CORPORATION.




                              September ___, 1995




Bank of America National Trust and Savings Association
Corporate Trust Administration #8510
333 South Beaudry Avenue, 25th Floor
Los Angeles, California  90017


      Re:  Comprehensive Care Corporation 7-1/2%
           Convertible Subordinated Debentures Due
           April 15, 2010 (herein called the "Securities")


Dear Ladies and Gentlemen:

      This Notice of Rescission of Acceleration is delivered pursuant to Section
6.02 of that certain Indenture dated as of April 25, 1985 (the "Indenture") between Comprehensive Care Corporation, a Delaware corporation (the "Company"), and Bank of America National Trust and Savings Association (the "Trustee") governing the Securities, as defined in the Indenture. Capitalized terms not otherwise defined herein are used as defined in the Indenture. The undersigned Holder hereby notify the Trustee that the Holder elects to rescind both the acceleration of the Securities (Pursuant to the written notices delivered to the Trustee and the Company by the Holders of more than 25% in principal amount of the then outstanding Securities there was a declaration of the principal and interest of the Debentures to be due and payable immediately) and also the consequences of such acceleration, such rescission to be effective immediately upon (1) the Company's cure of the Event of Default referenced in the Trustee's notice dated November 22, 1994, to the Holders, (2) the Company's cure of the Event of Default referenced in the Trustee's notice dated May 23, 1995, to the Holders, and (3) the Trustee's receipt of Notices of Rescission of Acceleration from Holders of a majority in principal amount of the outstanding Securities.

      This Notice of Rescission of Acceleration shall remain in effect, and be binding on successors and assigns, to and including ____________, 1995, unless the Trustee is notified in writing prior thereto that the undersigned Holder has rescinded this Notice of Rescission of Acceleration.









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      Executed by the undersigned as of the date set forth above.  (Please fill in the date on the first page on this Notice of Rescission of Acceleration.)

                        NAME OF HOLDER AS LISTED IN THE
                        TRUSTEE'S SECURITIES REGISTER
                        (Please Print):



                        --------------------------------------------------------

                        Holder's Tax ID No.:
                                            ------------------------------------
                        Security No. (if available)
                                                   -----------------------------

                        SIGNATURE LINES FOR HOLDER:



                        --------------------------------------------------------

                        Name (please print):
                                            ------------------------------------

                        Title (if applicable):
                                              ----------------------------------


                        --------------------------------------------------------
                        Name (please print):
                                            ------------------------------------

                        Title (if applicable):
                                              ----------------------------------










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